                                                                      EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

The following computations set forth the calculation of basic and diluted net income per common share and common share equivalents for the years ended December 31, 2001, 2000 and 1999:


                                                                      Years Ended December 31,
                                                 ----------------------------------------------------------------
                                                     2001                      2000                     1999
                                                 -------------            --------------           --------------

Net income                                        $69,505,569               $66,820,863               $64,557,462
                                                  ===========               ===========               ===========

Weighted average number of
   common share outstanding                        39,158,056                39,168,102                39,980,880
                                                  ===========               ===========               ===========

   Net income per common share - Basic                  $1.78                     $1.71                     $1.61
                                                        =====                     =====                     =====


                                                                       Years Ended December 31,
                                                  ----------------------------------------------------------------
                                                      2001                     2000                      1999
                                                  -------------           -------------              -------------


Net income                                        $69,505,569               $66,820,863               $64,557,462
                                                  ===========               ===========               ===========

Weighted average number of
   common share outstanding                        39,158,056                39,168,102                39,980,880

Common share equivalents resulting from:

   Dilutive stock options                             323,585                   239,050                   254,810
                                                  -----------               -----------               -----------
Adjusted weighted average number of
   common and common equivalent
   shares outstanding                              39,481,641                39,407,152                40,235,690
                                                  ===========               ===========               ===========

   Net income per common share - Diluted                $1.76                     $1.70                     $1.60
                                                        =====                     =====                     =====
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